EXHIBIT 99.1

Sussex Bancorp 200 Munsonhurst Road, Rt. 517 Franklin, NJ 07416	Candace Leatham Executive Vice President & Treasurer 973-827-2914

FOR IMMEDIATE RELEASE

SUSSEX BANCORP ANNOUNCES INCREASED THIRD QUARTER 2005
EARNINGS

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DECLARES QUARTERLY 5% STOCK DIVIDEND

FRANKLIN, NEW JERSEY – October 19, 2005– Sussex Bancorp (AMEX: “SBB”) today announced its financial results for the third quarter ending September 30, 2005.

Highlights Include:

  Quarterly net income growth of 86.6% from the same quarter of 2004
  Nine month net income growth of 66.4% over 2004
  Growth in quarterly non-interest income of $158thousand, or 14.2%, over same quarter in 2004
  Declaration of 5% stock dividend

For the quarter ended September 30, 2005, the Company earned net income of $752,000, an increase of 86.6% over net income of $403,000 reported for the third quarter of 2004. For the nine months ended September 30, 2005, the Company earned net income of $1,938,000, an increase of $773,000 from the $1,165,000 earned for the same period last year. Basic earnings per share for the three and nine months ended September 30, 2005, as adjusted for the 5% stock dividend, were $0.24 and $0.61 respectively, compared to $0.21 and $0.61 for the respective comparable periods of 2004, as the weighted number of basic shares increased by 1,238,861 shares, or 64.2%, and 1,241,364 shares, or 64.6%, respectively for the three and nine month periods between 2004 and 2005. Diluted earnings per share, as adjusted for the 5% stock dividend, were $0.23 and $0.61 respectively for the three and nine months ended September 30, 2005, compared to $0.20 and $0.58 for the respective comparable periods of 2004, as the weighted number of diluted shares increased by 1,194,572 shares, or 59.5%, and 1,187,026 shares, or 58.9%, respectively for the three and nine month periods between 2004 and 2005.

The Company’s net interest income increased to $2,885,000 for the quarter ended September 30, 2005 from $2,298,000 for the third quarter of 2004. The Company’s interest income increased to $4,023,000 for the quarter ended September 30, 2005 from $2,987,000 for the third quarter of 2004. The Company’s interest expense increased to $1,138,000 for the three months ended September 30, 2005 from $689,000 for the third quarter of 2004. For the nine months ended September 30, 2005, the Company’s net interest income increased to $8,263,000 from the $6,553,000 earned for the same period last year. For the nine months ended September 30, 2005, the Company’s interest income increased to $11,130,000 from $8,595,000 for the period ended September 30, 2004. The Company’s total deposits increased to $245.1 million at September 30, 2005 from $223.7 million at September 30, 2004. At September 30, 2005 the Company had total assets of $304.0 million, compared to total assets of $259.7 million at September 30, 2004.

The loan loss provision for the third quarter was $206,000 compared to $120,000 for the same period last year. The Company’s total loans increased $54.6 million to $203.6 million at September 30, 2005 from $149.0 million at September 30, 2004.

The Company also experienced increases in non-interest income in both the current quarter and year to date periods compared to 2004. The Company reported non-interest income of $1,267,000 and $3,692,000 for the current three and nine month periods, respectively, compared to non-interest income of $1,109,000 and $3,426,000 for the three and nine month periods ending September 30, 2004. For the three and nine month periods ending September 30, 2005, $334,000 and $885,000 was from service charges on deposit accounts.

Sussex Bancorp also announced that its Board of Directors declared a 5% stock dividend payable on November 29, 2005 to shareholders of record as of November 3, 2005.

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and branch offices in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	September 30, 2005	September 30, 2004	December 31, 2004

Cash and due from banks	$9,800	$13,090	$10,434
Federal funds sold	8,900	-	18,860

Cash and cash equivalents	18,700	13,090	29,294

Interest bearing time deposits with other banks	500	10,900	3,900
Securities available for sale	66,203	72,612	74,736
Federal Home Loan Bank Stock, at cost	900	690	690

Loans receivable, net of unearned income	203,653	149,042	156,916
Less: allowance for loan losses	2,394	2,078	2,274

Net loans receivable	201,259	146,964	154,642

Premises and equipment, net	5,806	5,667	5,618
Accrued interest receivable	1,523	1,265	1,330
Goodwill	2,334	2,124	2,334
Other assets	6,728	6,389	5,731

Total Assets	$303,953	$259,701	$278,275

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$37,355	$36,868	$34,451
Interest bearing	207,767	186,862	195,376

Total Deposits	245,122	223,730	229,827

Borrowings	18,000	12,385	10,000
Accrued interest payable and other liabilities	2,652	2,245	1,641
Junior subordinated debentures	5,155	5,155	5,155

Total Liabilities	270,929	243,515	246,623

Total Stockholders' Equity	33,024	16,186	31,652

Total Liabilities and Stockholders' Equity	$303,953	$259,701	$278,275

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands, Except Share Data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2005	2004	2005	2004
INTEREST INCOME
Loans receivable, including fees	$3,259	$2,260	$8,748	$6,522
Securities:
Taxable	400	483	1,280	1,368
Tax-exempt	285	221	877	634
Federal funds sold	65	10	184	41
Interest bearing deposits	14	13	41	30

Total Interest Income	4,023	2,987	11,130	8,595

INTEREST EXPENSE
Deposits	877	493	2,150	1,460
Borrowings	169	130	461	395
Junior subordinated debentures	92	66	256	187

Total Interest Expense	1,138	689	2,867	2,042

Net Interest Income	2,885	2,298	8,263	6,553
PROVISION FOR LOAN LOSSES	206	120	547	373

Net Interest Income after Provision for Loan Losses	2,679	2,178	7,716	6,180

OTHER INCOME
Service fees on deposit accounts	334	175	885	557
ATM and debit card fees	90	87	259	237
Insurance commissions and fees	536	526	1,753	1,696
Mortgage banking fees	48	130	209	456
Investment brokerage fees	104	96	234	217
Net gain on sale of securities, available for sale	42	11	42	11
Net gain on sale of assets	12	-	12	-
Other	101	84	298	252

Total Other Income	1,267	1,109	3,692	3,426

OTHER EXPENSES
Salaries and employee benefits	1,610	1,564	4,813	4,654
Occupancy, net	246	225	734	639
Furniture, equipment and data processing	267	247	789	659
Stationary and supplies	43	43	131	126
Professional fees	136	81	385	238
Advertising and promotion	108	96	374	279
Insurance	33	41	121	126
Postage and freight	41	39	131	130
Amortization of intangible assets	61	51	188	145
Other	311	354	1,015	1,015

Total Other Expenses	2,856	2,741	8,681	8,011

Income before Income Taxes	1,090	546	2,727	1,595
PROVISION FOR INCOME TAXES	338	143	789	430

Net Income	$752	$403	$1,938	$1,165

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(In Thousands)
(Unaudited)

	Nine Months Ended June 30,
(dollars in thousands)	2005			2004

Earning Assets:	Average Balance	Interest (1)	Average Rate (2)	Average Balance	Interest (1)	Average Rate (2)

Securities:
Tax exempt (3)	$27,326	$1,245	6.09%	$22,109	$905	5.47%
Taxable	46,527	1,280	3.68%	52,691	1,368	3.47%

Total securities	73,853	2,525	4.57%	74,800	2,273	4.06%
Total loans receivable (4)	177,891	8,748	6.57%	14,980	6,522	6.18%
Other interest-earning assets	10,427	225	2.89%	8,044	71	1.17%

Total earning assets	262,171	$11,498	5.86%	223,824	$8,866	5.29%

Non-interest earning assets	23,982			25,012
Allowance for loan losses	(2,118)			(1,899)

Total Assets	$284,035			$246,937

Sources of Funds:
Interest bearing deposits:
NOW	$43,028	$200	0.62%	$45,671	$152	0.45%
Money market	20,746	326	2.10%	11,392	93	1.09%
Savings	64,110	345	0.72%	66,505	324	0.65%
Time	66,419	1,279	2.57%	57,051	891	2.09%

Total interest bearing deposits	194,303	2,150	1.48%	180,619	1,460	1.08%
Borrowed funds	13,189	461	4.61%	10,832	395	4.79%
Junior subordinated debentures	5,155	256	6.55%	5,155	187	4.78%

Total interest bearing liabilities	212,647	$2,867	1.80%	196,606	$2,042	1.39%

Non-interest bearing liabilities:
Demand deposits	37,545			32,923
Other liabilities	1,682			2,100

Total non-interest bearing liabilities	39,227			35,023
Stockholders' equity	32,161			15,308

Total Liabilities and Stockholders' Equity	$284,035			$246,937

Net Interest Income and Margin (5)		$8,631	4.40%		$6,824	4.07%

(1) (2) (3) (4) (5)	Includes loan fee income
Average rates on securities are calculated on amortized costs
Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
Loans outstanding include non-accrual loans
Represents the difference between interest earned and interest paid, divided by average total interest-earning assets